Exhibit 99.1

Mammoth Energy Services, Inc. Announces Strong
Second Quarter 2022 Operational and Financial Results

Significant Increases in Q2 Revenue, Net Income and Adjusted EBITDA

OKLAHOMA CITY - July 28, 2022 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported strong financial and operational results for the second quarter ended June 30, 2022.

Financial Overview for the Second Quarter 2022:

Total revenue was $89.7 million for the second quarter of 2022, as compared to $47.4 million for the same quarter last year and $62.3 million for the first quarter of 2022.

Net income for the second quarter of 2022 was $1.7 million, or $0.04 per share, as compared to a net loss of $34.8 million, or a $0.75 loss per share, for the same quarter last year, and a net loss of $14.8 million, or a $0.32 loss per share, for the first quarter of 2022.

Adjusted EBITDA (as defined and reconciled below) was $23.0 million for the second quarter of 2022, as compared to ($3.3) million for the same quarter last year and $9.3 million for the first quarter of 2022.

Arty Straehla, Chief Executive Officer of Mammoth commented, “Our significant second quarter growth in revenue, net income and Adjusted EBITDA resulted from substantial gains in Infrastructure Services, Well Completion Services and our Sand business. In our Infrastructure Services division, we have continued to add crews since the first quarter to just over 100 crews currently, and we expect to add additional crews in the coming weeks in preparation for the seasonal storm restoration services anticipated in the third and fourth quarters. Our Well Completion Services division posted the strongest quarter we've seen since mid-2019 resulting from the robust macro demand that the pressure pumping industry is experiencing. We currently have four pressure pumping spreads operating, which have full schedules through the end of the year, and we expect to add a fifth spread sometime in the fourth quarter. Our Sand business is also experiencing strong demand, as well as increased pricing, which we believe will continue to improve into the back half of the year and into 2023. I am proud of our team’s continued commitment and hard work to push through the challenges we have faced over the last few years and am confident that we are well equipped to build on the improvements we have made this quarter.”

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $25.6 million for the second quarter of 2022, as compared to $18.4 million for the same quarter last year and $23.0 million for the first quarter of 2022. The increase in revenue compared to the same quarter of 2021 is primarily due to an increase in storm activity, resulting in higher storm restoration revenue.

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $43.8 million on 1,716 stages for the second quarter of 2022, as compared to $17.4 million on 520 stages for the same quarter of 2021 and $23.9 million on 699 stages for the first quarter of 2022. On average, 3.5 of the Company’s fleets were active for the second quarter of 2022, compared to an average utilization of 0.9 fleets during the same quarter last year and 1.6 fleets during the first quarter of 2022. As of July 26, 2022, Mammoth was operating four of its six pressure pumping fleets and currently expects to activate a fifth fleet in the fourth quarter. Looking to 2023, the Company plans to activate its sixth fleet in the first quarter of 2023, and has plans to acquire or build a new Tier 4, dual-fuel fleet for a total of seven fleets by year-end 2023.
Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $15.5 million for the second quarter of 2022, as compared to $6.9 million for the same quarter last year and $9.2 million for the first quarter of 2022. In the second quarter of 2022, the Company sold approximately 350,000 tons of sand at an average sales price of $26.86 per ton, as compared to sales of approximately 255,000 tons of sand at an average sales price of $15.80 per ton during the same quarter last year. In the first quarter of 2022, sales were approximately 329,000 tons of sand at an average price of $21.44 per ton.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $2.0 million for the second quarter of 2022, as compared to $1.1 million for the same quarter last year and $2.9 million for the first quarter of 2022.

Other Services
Mammoth’s other services, including aviation, equipment rentals, crude oil hauling, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $5.0 million for the second quarter of 2022, as compared to $4.3 million for the same quarter last year and $4.7 million for the first quarter of 2022.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $8.2 million for the second quarter of 2022, as compared to $9.9 million for the same quarter last year and $8.7 million for the first quarter of 2022.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022	2021
Cash expenses:
Compensation and benefits	$3,137	$3,333	$2,983	$6,120	$8,027
Professional services(a)	2,724	3,683	3,637	6,361	4,264
Other(b)	2,162	2,464	1,906	4,068	4,806
Total cash SG&A expense	8,023	9,480	8,526	16,549	17,097
Non-cash expenses:
Bad debt provision(c)	(16)	76	(99)	(115)	10,201
Stock based compensation	199	304	241	440	586
Total non-cash SG&A expense	183	380	142	325	10,787
Total SG&A expense	$8,206	$9,860	$8,668	$16,874	$27,884
a.    Certain legal expenses totaling $2.1 million, $4.9 million and $2.8 million were reclassified to Other, net for the three and six months ended June 30, 2021 and three months ended March 31, 2022, respectively.
b.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.
c.    The bad debt provision for the six months ended June 30, 2021 includes $10.0 million related to the voluntary petitions for relief filed on November 13, 2020, by Gulfport Energy Corporation and its subsidiaries.

SG&A expenses, as a percentage of total revenue, were 9% for the second quarter of 2022, as compared to 21% for the same quarter last year and 14% for the first quarter of 2022.

Liquidity
As of June 30, 2022, Mammoth had cash on hand of $12.7 million, outstanding borrowings under its revolving credit facility of $82.9 million and $14.3 million of available borrowing capacity under its revolving credit facility, after giving effect to $7.5 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity. As of June 30, 2022, Mammoth had total liquidity of $27.0 million.
As of July 26, 2022, Mammoth had cash on hand of $9.5 million and outstanding borrowings under its revolving credit facility of $84.1 million. As of July 26, 2022, the Company had $8.2 million of available borrowing capacity under its revolving credit facility, after giving effect to $7.5 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity. Neither Cobra Acquisitions LLC nor Mammoth plan to make the scheduled settlement payment due on August 1, 2022 to Mastec Renewables Puerto Rico, LLC, but expects to make the payment on or before December 1, 2022.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022	2021
Infrastructure services(a)	$200	$105	$398	$598	$293
Well completion services(b)	2,500	388	801	3,301	896
Natural sand proppant services(c)	—	5	—	—	413
Drilling services(d)	12	1	2	14	38
Other(e)	161	63	60	221	165
Eliminations	(87)	(96)	(79)	(166)	(96)
Total capital expenditures	$2,786	$466	$1,182	$3,968	$1,709
a.     Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
b.     Capital expenditures primarily for upgrades to our pressure pumping fleet for the periods presented.
c.    Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for directional drilling equipment for the periods presented.
e.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Mammoth anticipates that its total capital expenditures for 2022 will be approximately $20.0 million, representing an $8.0 million increase in its previously announced capital expenditure guidance for 2022, which Mammoth expects to fund from cash flow from operations, cash on hand and borrowings under its revolving credit facility.

Conference Call Information
Mammoth will host a conference call on Thursday, July 28, 2022 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss its second quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. The Company also provides products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services and products include: infrastructure services, well completion services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc

investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: any continuing impacts of the COVID-19 pandemic, related global and national health concerns and economic repercussions; demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the war in Ukraine on the global energy and capital markets and global stability; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; inflationary pressures; rising interest rates and their impact on the cost of capital; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company’s subsidiary Cobra Acquisitions LLC ("Cobra") by the Puerto Rico Electric Power Authority ("PREPA"); the failure to receive or delays in receiving governmental authorizations, approvals and/or payments, including payments with respect to the PREPA account receivable for prior services to PREPA performed by Cobra; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters, including the adverse impact of the recent settlement with MasTec Renewables Puerto Rico, LLC, and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth’s ability to continue to comply with, or if applicable, obtain a waiver of forecasted or actual noncompliance with certain financial covenants and comply with other terms and conditions under our recently amended revolving credit facility; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	June 30,	December 31,
	2022	2021
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$12,729	$9,899
Short-term investment	1,765	1,762
Accounts receivable, net	430,443	407,550
Receivables from related parties, net	193	88
Inventories	8,000	8,366
Prepaid expenses	7,919	12,381
Other current assets	645	737
Total current assets	461,694	440,783

Property, plant and equipment, net	145,905	176,586
Sand reserves	64,141	64,641
Operating lease right-of-use assets	11,654	12,168
Intangible assets, net	2,171	2,561
Goodwill	11,717	11,717
Deferred income tax asset	2,228	8,094
Other non-current assets	3,620	4,342
Total assets	$703,130	$720,892
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$38,618	$37,560
Accrued expenses and other current liabilities	55,484	62,516
Current operating lease liability	5,655	5,942
Current portion of long-term debt	1,505	1,468
Income taxes payable	43,660	42,748
Total current liabilities	144,922	150,234

Long-term debt, net of current portion	83,969	85,240
Deferred income tax liabilities	1,611	865
Long-term operating lease liability	5,840	5,918
Asset retirement obligation	3,952	3,720
Other long-term liabilities	12,537	11,693
Total liabilities	252,831	257,670

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 47,312,270 and 46,684,065 issued and outstanding at June 30, 2022 and December 31, 2021	473	467
Additional paid in capital	538,656	538,221
Accumulated deficit	(85,649)	(72,535)
Accumulated other comprehensive loss	(3,181)	(2,931)
Total equity	450,299	463,222
Total liabilities and equity	$703,130	$720,892

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2021	2022	2021
	(in thousands, except per share amounts)
REVENUE
Services revenue	$75,459	$40,867	$53,667	$129,126	$83,558
Services revenue - related parties	395	90	274	669	15,076
Product revenue	13,824	6,483	8,357	22,181	13,465
Product revenue - related parties	—	—	—	—	2,145
Total revenue	89,678	47,440	62,298	151,976	114,244

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $15,404, $17,861, $15,355, $30,759 and $36,850, respectively, for the three months ended June 30, 2022, June 30, 2021 and March 31, 2022 and six months ended June 30, 2022 and 2021)	58,433	43,103	46,567	105,000	85,165
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0, $0 and $0, respectively, for the three months ended June 30, 2022, June 30, 2021 and March 31, 2022 and six months ended June 30, 2022 and 2021)	128	107	135	263	216
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,055, $2,384, $1,792, $3,847 and $4,521, respectively, for the three months ended June 30, 2022, June 30, 2021 and March 31, 2022 and six months ended June 30, 2022 and 2021)	10,225	7,165	7,778	18,003	13,074
Selling, general and administrative	8,206	9,668	8,668	16,874	27,499
Selling, general and administrative - related parties	—	192	—	—	385
Depreciation, depletion, amortization and accretion	17,476	20,265	17,167	34,643	41,411
Total cost and expenses	94,468	80,500	80,315	174,783	167,750
Operating loss	(4,790)	(33,060)	(18,017)	(22,807)	(53,506)

OTHER INCOME (EXPENSE)
Interest expense, net	(2,659)	(1,169)	(2,349)	(5,008)	(2,394)
Other income (expense), net	13,087	(17,121)	9,237	22,324	(9,998)
Other expense, net - related parties	—	—	—	—	(515)
Total other income (expense)	10,428	(18,290)	6,888	17,316	(12,907)
Income (loss) before income taxes	5,638	(51,350)	(11,129)	(5,491)	(66,413)
Provision (benefit) for income taxes	3,935	(16,560)	3,688	7,623	(19,183)
Net income (loss)	$1,703	$(34,790)	$(14,817)	$(13,114)	$(47,230)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of $0, $63, $0, $0 and $680, respectively, for the three months ended June 30, 2022, June 30, 2021 and March 31, 2022 and six months ended June 30, 2022 and 2021)	(448)	239	198	(250)	407
Comprehensive income (loss)	$1,255	$(34,551)	$(14,619)	$(13,364)	$(46,823)

Net income (loss) per share (basic)	$0.04	$(0.75)	$(0.32)	$(0.28)	$(1.02)
Net income (loss) per share (diluted)	$0.04	$(0.75)	$(0.32)	$(0.28)	$(1.02)
Weighted average number of shares outstanding (basic)	47,225	46,402	46,845	47,036	46,168
Weighted average number of shares outstanding (diluted)	47,634	46,402	46,845	47,036	46,168

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2022	2021
	(in thousands)
Cash flows from operating activities:
Net loss	$(13,114)	$(47,230)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Stock based compensation	441	698
Depreciation, depletion, accretion and amortization	34,643	41,411
Amortization of debt origination costs	375	296
Bad debt (recoveries) expense	(115)	10,201
Gain on disposal of property and equipment	(3,650)	(1,599)
Deferred income taxes	6,612	(20,898)
Other	449	548
Changes in assets and liabilities:
Accounts receivable, net	(22,480)	(30,386)
Receivables from related parties, net	(105)	28,381
Inventories	366	1,808
Prepaid expenses and other assets	4,567	5,923
Accounts payable	(2,132)	(1,546)
Accrued expenses and other liabilities	(7,407)	15,756
Income taxes payable	912	1,107
Net cash (used in) provided by operating activities	(638)	4,471

Cash flows from investing activities:
Purchases of property and equipment	(3,968)	(1,709)
Proceeds from disposal of property and equipment	7,447	4,632
Net cash provided by investing activities	3,479	2,923

Cash flows from financing activities:
Borrowings on long-term debt	83,000	12,000
Repayments of long-term debt	(84,241)	(30,269)
Payments on sale-leaseback transaction	(2,094)	(1,278)
Principal payments on financing leases and equipment financing notes	(1,197)	(1,140)
Net cash (used in) provided by financing activities	57	(11,214)
Effect of foreign exchange rate on cash	(68)	36
Net change in cash and cash equivalents	2,830	(3,784)
Cash and cash equivalents at beginning of period	9,899	14,822
Cash and cash equivalents at end of period	$12,729	$11,038

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,792	$2,134
Cash paid for income taxes, net of refunds received	$98	$964
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$4,733	$2,035

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended June 30, 2022	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$25,587	$43,574	$13,841	$1,952	$4,724	$—	$89,678
Intersegment revenues	—	243	1,618	19	306	(2,186)	—
Total revenue	25,587	43,817	15,459	1,971	5,030	(2,186)	89,678
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	21,808	31,486	9,707	2,034	3,751	—	68,786
Intersegment cost of revenues	15	1,985	—	160	103	(2,263)	—
Total cost of revenue	21,823	33,471	9,707	2,194	3,854	(2,263)	68,786
Selling, general and administrative	4,443	1,884	870	277	732	—	8,206
Depreciation, depletion, amortization and accretion	4,211	6,747	2,058	1,651	2,809	—	17,476
Operating (loss) income	(4,890)	1,715	2,824	(2,151)	(2,365)	77	(4,790)
Interest expense, net	1,755	422	178	121	183	—	2,659
Other income, net	(10,925)	(157)	(19)	—	(1,986)	—	(13,087)
Income (loss) before income taxes	$4,280	$1,450	$2,665	$(2,272)	$(562)	$77	$5,638

Three months ended June 30, 2021	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$18,420	$17,337	$6,886	$1,130	$3,667	$—	$47,440
Intersegment revenues	—	36	—	17	682	(735)	—
Total revenue	18,420	17,373	6,886	1,147	4,349	(735)	47,440
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	21,062	16,396	7,400	1,568	3,949	—	50,375
Intersegment cost of revenues	50	666	—	—	19	(735)	—
Total cost of revenue	21,112	17,062	7,400	1,568	3,968	(735)	50,375
Selling, general and administrative	5,620	1,893	991	395	961	—	9,860
Depreciation, depletion, amortization and accretion	5,899	6,447	2,387	2,078	3,454	—	20,265
Operating loss	(14,211)	(8,029)	(3,892)	(2,894)	(4,034)	—	(33,060)
Interest expense, net	664	219	90	58	138	—	1,169
Other expense (income), net	18,035	1	(53)	(126)	(736)	—	17,121
Loss before income taxes	$(32,910)	$(8,249)	$(3,929)	$(2,826)	$(3,436)	$—	$(51,350)

Three months ended March 31, 2022	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$23,009	$23,630	$8,347	$2,852	$4,460	$—	$62,298
Intersegment revenues	—	244	832	3	272	(1,351)	—
Total revenue	23,009	23,874	9,179	2,855	4,732	(1,351)	62,298
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	18,887	21,839	7,788	2,372	3,594	—	54,480
Intersegment cost of revenues	16	1,031	—	160	70	(1,277)	—
Total cost of revenue	18,903	22,870	7,788	2,532	3,664	(1,277)	54,480
Selling, general and administrative	4,645	2,039	828	292	864	—	8,668
Depreciation, depletion, amortization and accretion	4,314	6,444	1,795	1,680	2,934	—	17,167
Operating loss	(4,853)	(7,479)	(1,232)	(1,649)	(2,730)	(74)	(18,017)
Interest expense, net	1,542	371	162	104	170	—	2,349
Other (income) expense, net	(9,587)	(49)	(79)	—	478	—	(9,237)
Income (loss) before income taxes	$3,192	$(7,801)	$(1,315)	$(1,753)	$(3,378)	$(74)	$(11,129)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Six months ended June 30, 2022	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$48,596	$67,202	$22,189	$4,804	$9,185	$—	$151,976
Intersegment revenues	—	489	2,450	22	576	(3,537)	—
Total revenue	48,596	67,691	24,639	4,826	9,761	(3,537)	151,976
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	40,695	53,325	17,495	4,406	7,345	—	123,266
Intersegment cost of revenues	31	3,016	—	321	172	(3,540)	—
Total cost of revenue	40,726	56,341	17,495	4,727	7,517	(3,540)	123,266
Selling, general and administrative	9,088	3,923	1,698	569	1,596	—	16,874
Depreciation, depletion, amortization and accretion	8,525	13,191	3,852	3,331	5,744	—	34,643
Operating (loss) income	(9,743)	(5,764)	1,594	(3,801)	(5,096)	3	(22,807)
Interest expense, net	3,298	793	340	225	352	—	5,008
Other income, net	(20,512)	(206)	(98)	—	(1,508)	—	(22,324)
Income (loss) before income taxes	$7,471	$(6,351)	$1,352	$(4,026)	$(3,940)	$3	$(5,491)

Six months ended June 30, 2021	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$48,619	$40,238	$15,592	$2,049	$7,746	$—	$114,244
Intersegment revenues	—	90	—	31	1,322	(1,443)	—
Total revenue	48,619	40,328	15,592	2,080	9,068	(1,443)	114,244
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	48,439	25,399	13,262	3,173	8,182	—	98,455
Intersegment cost of revenues	95	1,060	—	—	288	(1,443)	—
Total cost of revenue	48,534	26,459	13,262	3,173	8,470	(1,443)	98,455
Selling, general and administrative	9,359	12,505	3,040	817	2,163	—	27,884
Depreciation, depletion, amortization and accretion	12,566	13,130	4,527	4,243	6,945	—	41,411
Operating loss	(21,840)	(11,766)	(5,237)	(6,153)	(8,510)	—	(53,506)
Interest expense, net	1,333	473	183	121	284	—	2,394
Other expense (income), net	11,548	440	(847)	(135)	(493)	—	10,513
Loss before income taxes	$(34,721)	$(12,679)	$(4,573)	$(6,139)	$(8,301)	$—	$(66,413)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, public offering costs, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets, interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2022	2022	2021
Net income (loss)	$1,703	$(34,790)	$(14,817)	$(13,114)	$(47,230)
Depreciation, depletion, amortization and accretion expense	17,476	20,265	17,167	34,643	41,411
Public offering costs	—	77	—	—	77
Stock based compensation	200	354	241	441	698
Interest expense, net	2,659	1,169	2,349	5,008	2,394
Other (income) expense, net	(13,087)	17,121	(9,237)	(22,324)	10,513
Provision (benefit) for income taxes	3,935	(16,560)	3,688	7,623	(19,183)
Interest on trade accounts receivable	10,160	9,017	9,862	20,022	17,175
Adjusted EBITDA	$23,046	$(3,347)	$9,253	$32,299	$5,855

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2022	2022	2021
Net income (loss)	$572	$(24,073)	$125	$695	$(28,311)
Depreciation and amortization expense	4,211	5,899	4,314	8,525	12,566
Public offering costs	—	45	—	—	45
Stock based compensation	74	162	98	172	301
Interest expense	1,755	664	1,542	3,298	1,333
Other (income) expense, net	(10,925)	18,035	(9,587)	(20,512)	11,548
Provision (benefit) for income taxes	3,708	(8,838)	3,067	6,776	(6,409)
Interest on trade accounts receivable	10,160	9,017	9,862	20,022	17,689
Adjusted EBITDA	$9,555	$911	$9,421	$18,976	$8,762

Well Completion Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2022	2022	2021
Net income (loss)	$1,450	$(8,248)	$(7,801)	$(6,351)	$(12,678)
Depreciation and amortization expense	6,747	6,447	6,444	13,191	13,130
Public offering costs	—	12	—	—	12
Stock based compensation	84	75	87	171	158
Interest expense	422	219	371	793	473
Other (income) expense, net	(157)	1	(49)	(206)	440
Interest on trade accounts receivable	—	—	—	—	(513)
Adjusted EBITDA	$8,546	$(1,494)	$(948)	$7,598	$1,022

Natural Sand Proppant Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2022	2022	2021
Net income (loss)	$2,665	$(3,930)	$(1,315)	$1,352	$(4,574)
Depreciation, depletion, amortization and accretion expense	2,058	2,387	1,795	3,852	4,527
Public offering costs	—	12	—	—	12
Stock based compensation	26	66	34	60	130
Interest expense	178	90	162	340	183
Other income, net	(19)	(53)	(79)	(98)	(847)
Interest on trade accounts receivable	—	—	—	—	(1)
Adjusted EBITDA	$4,908	$(1,428)	$597	$5,506	$(570)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net loss:	2022	2021	2022	2022	2021
Net loss	$(2,272)	$(2,825)	$(1,753)	$(4,026)	$(6,140)
Depreciation expense	1,651	2,078	1,680	3,331	4,243
Public offering costs	—	2	—	—	2
Stock based compensation	4	28	5	9	65
Interest expense	121	58	104	225	121
Other income, net	—	(126)	—	—	(135)
Adjusted EBITDA	$(496)	$(785)	$36	$(461)	$(1,844)

Other Services(a)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net (loss) income:	2022	2021	2022	2022	2021
Net (loss) income	$(788)	$4,286	$(3,999)	$(4,786)	$4,473
Depreciation, amortization and accretion expense	2,809	3,454	2,934	5,744	6,945
Public offering costs	—	6	—	—	6
Stock based compensation	12	23	17	29	44
Interest expense, net	183	138	170	352	284
Other income (expense), net	(1,986)	(736)	478	(1,508)	(493)
Provision (benefit) for income taxes	226	(7,722)	621	846	(12,774)
Adjusted EBITDA	$456	$(551)	$221	$677	$(1,515)
a.    Includes results for Mammoth’s aviation, equipment rentals, crude oil hauling, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.